Exhibit 4.5

INTERPOOL, INC.

9.25% CONVERTIBLE REDEEMEABLE SUBORDINATED DEBENTURES

STANDBY PURCHASER SUBSCRIPTION AGREEMENT

           This Subscription Agreement is made by and between INTERPOOL, INC., a Delaware corporation (the "Company"), and the undersigned potential standby purchaser (the "Purchaser") who wishes to subscribe for the Company's 9.25% Convertible Redeemable Subordinated Debentures (the "Debentures") in the amount set forth on the signature page to this Subscription Agreement.

           The Debentures are being offered and sold by the Company pursuant to the Prospectus of the Company dated ___________, 2002 (the "Prospectus," which term includes all exhibits and any amendments thereof and supplements thereto), a copy of which has been provided to the Purchaser by the Company.

           In consideration of the Company's agreement to accept the Purchaser as a securityholder of the Company, upon the terms and conditions set forth in this Subscription Agreement and as further set forth in the Prospectus, the undersigned Purchaser agrees and represents as follows:

A.        SUBSCRIPTION

           1.  The Purchaser hereby subscribes to purchase Debentures in the amount shown on the signature page to this Subscription Agreement. The purchase price will be $_____ per Debenture (plus, if a purchase is consummated on other than an interest payment date (as defined in the Prospectus), any accrued interest on such Debentures from the date of consummation of the subscription rights offering).

           2.  Simultaneously with the execution and delivery of this Subscription Agreement the Purchaser is paying and delivering to American Stock Transfer & Trust Company (the "Payment Agent") the amount set forth on the signature page below (the "Payment") in the form of (i) a certified check, bank draft drawn upon a United States Bank, or postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company" delivered to the Payment Agent at 59 Maiden Lane, Plaza Entrance, New York, New York 10038 or (ii) a wire transfer of funds to American Stock Transfer & Trust Company, Subscription Agent, JP Morgan Chase Bank WIRE CLEARING ACCOUNT, ABA #021000021, Account #323890121, Attention: Reorg. Dept. The Purchaser acknowledges that the Purchaser's subscription shall not be complete unless full payment for the Debentures subscribed for is received by the Payment Agent.

           3.  In the event that the Purchaser's subscription is accepted by the Company in the Company's discretion, the Company shall notify the Purchaser of such acceptance and provide the Purchaser with a copy of this Subscription Agreement signed on behalf of the Company.

B.        REPRESENTATIONS AND WARRANTIES

           1.  The Purchaser hereby represents and warrants to, and agrees with the Company, as follows:

           (a)  The Purchaser has been furnished with and has carefully read the Prospectus. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations or other information (whether oral or written) from the Company, or any of its agents other than as set forth in the Prospectus and no oral or written representations have been made or oral or written information furnished to the Purchaser or the Purchaser's advisors, if any, in connection with the offering of the Debentures which were in any way inconsistent with the Prospectus.

           (b)  If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate, (i) the person executing this Subscription Agreement on behalf of the Purchaser has been duly authorized and is duly qualified (A) to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Debentures and (B) to purchase and hold Debentures, and (ii) the signature of the person executing this Subscription Agreement on behalf of the Purchaser is binding upon such partnership, corporation, trust or estate, and (iii) such entity has not been formed for the specific purpose of acquiring Debentures.

           (c)  The Purchaser represents that the information set forth on the signature page to this Subscription Agreement regarding the Purchaser's ownership of common stock of the Company is complete and accurate.

           2.  The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect, the Purchaser will, prior to such acceptance, give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

C.        UNDERSTANDINGS

           1.  The Purchaser understands, acknowledges and agrees with the Company as follows:

           (a)  This subscription may be rejected, in whole or in part, by the Company in its sole discretion, at any time prior to acceptance. If this subscription is rejected, in whole or in part, the Company will return the applicable subscription funds promptly after such rejection.

           (b)  The subscription is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder in the event that this subscription is rejected by the Company for any reason.

           (c)  No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Debentures.

D.        MISCELLANEOUS

           1.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular, or plural as the identity of the person or persons may require.

           2.  Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or cancelled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought.

           3.  Any notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by certified or registered mail, return receipt requested, addressed to the Company at 633 Third Avenue, 27th Floor, New York, N.Y. 10017, Attention Chief Financial Officer, or if to the Purchaser at the address provided on the signature page to this Subscription Agreement.

           4.  Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Purchaser, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

           5.  This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York and shall be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

           6.  In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

           7.  This Subscription Agreement and the Prospectus constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Subscription Agreement may be amended only by a writing executed by the Purchaser and the Company.

INTERPOOL, INC.
SUBSCRIPTION AGREEMENT
SIGNATURE PAGE

           This page constitutes the Signature Page for the Subscription Agreement. The undersigned Purchaser certifies that the Purchaser has read and understands the Prospectus and this Subscription Agreement.

           IN WITNESS WHEREOF, the undersigned Purchaser has executed this Subscription Agreement this ____ day of _______________, 2002.

___________________________________                          __________________________________
Number of Debentures Subscribed for                          Total Purchase Price of Debentures
at $_____ per Debenture plus accrued                         Subscribed for (Number of Debentures
Interest                                                     multiplied by $_____)

___________________________________                          __________________________________
NAME OF PURCHASER                                             Signature

___________________________________                          __________________________________
Address (including Zip Code)                                  Title of Authorized Signatory if
                                                              Purchaser is a corporation,
                                                              partnership or other entity

(          )
___________________________________                          __________________________________
Telephone No.                                                 Signature of Co-Owner

___________________________________                          __________________________________
Fax No.                                                       Name(s) in which Debentures shall
                                                              be issued

___________________________________                          __________________________________
E-mail Address                                               Social Security Number/Taxpayer
                                                             Identification Number

If the Purchaser owns any shares of Interpool Common Stock, indicate the total number of shares owned as of ____________, 2002:

_______________________ shares

If the Purchaser has also exercised subscription rights in connection with Interpool's subscription offering to stockholders, please check the following box: |_|

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This Subscription Agreement is hereby accepted by the Company as of ______________, 2002: INTERPOOL, INC. By:________________________